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                                                                     Exhibit 14B
                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 28, 1999, relating to the financial statements and financial highlights of Firstar Money Market Fund, Firstar U.S. Treasury Money Market Fund, Firstar Tax-Exempt Money Market Fund, Firstar Intermediate Bond Market Fund, Firstar Tax-Exempt Intermediate Bond Fund, Firstar Balanced Income Fund, Firstar Balanced Growth Fund, Firstar Growth and Income Fund, Firstar Equity Index Fund, Firstar Growth Fund and Firstar Emerging Growth Fund (comprising 11 portfolios of Firstar Funds, Inc.; collectively hereafter referred to as the "Funds") which appears in the October 31, 1999 Annual Report to Shareholders of Firstar Funds, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the incorporation by reference in the Prospectuses and Statements of Additional Information of Firstar Funds, Inc. dated March 1, 2000 (as revised March 17,
2000) of our report dated December 28, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of Firstar Funds, Inc., which Prospectuses and Statements of Additional Information are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Statements" in each Combined Proxy Statement/ Prospectus contained within the Registration Statement (each, a "Proxy/Prospectus"), "Other Service Providers for the Mercantile Funds and Firstar Funds" contained within the Proxy/Prospectus relating to the reorganization of the portfolios of Mercantile Mutual Funds, Inc. into certain of the Funds (such Proxy/Prospectus, the "Mercantile Proxy/Prospectus"), "Other Service Providers for the Stellar Funds and the Firstar Funds" contained within the Proxy/Prospectus relating to the reorganization of the portfolios of Firstar Stellar Funds into certain of the Funds (such Proxy/Prospectus, the "Stellar Proxy/Prospectus"), in paragraph 9(h) of the Agreement and Plan of Reorganization attached as Appendix I to the Mercantile Proxy/Prospectus and in paragraph 9(h) of the Agreement and Plan of Reorganization attached as Appendix I to the Stellar Proxy/Prospectus, "Financial Highlights" in the Prospectuses dated March 1, 2000 for Firstar Funds, Inc. and "Independent Accountants and Financial Statements" in the Statements of Additional Information dated March 1, 2000 (as revised March 17,
2000) for Firstar Funds, Inc.


PricewaterhouseCoopers LLP
Milwaukee, WI
August 30, 2000